UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):     December 4, 2009

                           Keithley Instruments, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


              Ohio                          1-9965                34-0794417
------------------------------- --------------------------- --------------------
  (State or other jurisdiction            (Commission         (I.R.S. Employer
       of incorporation)                 File Number)        Identification No.)

           28775 Aurora Road, Solon, Ohio                             44139
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       (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code:    (440) 248-0400

                                 Not Applicable
                ------------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          (e) On December 4, 2009, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Keithley Instruments, Inc. (the "Company") approved the Company's performance share award program covering fiscal years 2010 through 2012 (the "Performance Share Program"), which provides for performance awards to be issued under the Company's Amended and Restated 2002 Stock Incentive Plan or 2009 Stock Incentive Plan (in each case, the "Plan"). Performance award units entitle participants to receive a specified number of the Company's common shares based on the degree to which performance goals have been achieved as of the end of the performance period.

         The performance period, goals and payout terms established by the Committee for the Performance Share Program were as follows:

     o The performance period began on the grant date of December 4, 2009 and ends on September 30, 2012, the last day of the third fiscal year following the grant date.

     o The performance measure for the awards is the Company's Total Shareholder Return (TSR) growth rate compared to that of companies in the Russell Microcap Index. If there have been changes in the companies that are included in the index as of the beginning of the measurement period compared to the end of the measurement period, for example, as a result of acquisitions, mergers, bankruptcies or going private transactions, that have a significant impact on the resulting TSR growth rate, the Committee in its sole discretion may exclude the impact of one or more of such companies' TSR from the index group.

     o The TSR growth rate will be calculated as the difference between each company's average share price at the beginning of the measurement period compared to each company's average share price at the end of the measurement period, plus the cumulative dividends paid during that period. A thirty calendar day average share price will be used at the beginning and end of the measurement period for this calculation.

     o The common shares subject to the performance awards will be earned and issued at the target (100%) payout amounts if the Company's TSR growth rate is at median of the companies in the index. Actual payout percentages will be based on linear slope with a minimum payout threshold at 25th percentile and maximum payout of 200% of target at 75th percentile. Each percentile increase above 25th will equate to a 4% payout increase, as demonstrated in the table below.

                                                                                                      (greater than) (greater than)
                                     (greater than) 25th - (greater than) 35th - (greater than) 50th   65th - (less    75th - (less
                   0 - (less than or  (less than or equal    (less than or equal   - (less than or     than or equal  than or equal
Percentile            equal to) 25th        to) 35th               to) 50th         equal to) 65th       to) 75th        to) 100th
% Payout of Target         0%               4% - 40%             44% - 100%          104% - 160%       164% - 200%         200%

         The awards were issued pursuant to the terms of the Plan and the form of performance award agreement also approved by the Committee on December 4, 2009 and filed herewith as Exhibit 10.1. The award agreement provides that the shares, if any, to be paid out under the award will be issued by December 31, 2012 and are subject to set off and recoupment for certain claims that the Company may have against an award recipient within a three-year period following the end of the recipient's employment with the Company. In addition, if an award recipient terminates or the Company terminates his or her employment before the end of the performance period, the entire award will be forfeited unless the termination is due to retirement upon satisfactory conditions. Such retirees will receive a pro rata payout based on the TSR growth achieved by the Company at the end of the performance period, but pro rated to the number of the days in the period that the retiree was employed by the Company.

Item 9.01.   Financial Statements and Exhibits

          (d)   Exhibits.

          10.01 Form of Keithley Instruments, Inc. 2002 & 2009 Stock Incentive Plans Performance Award Agreement.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         Keithley Instruments, Inc.

December 9, 2009                         By:  /s/ Mark J. Plush
                                              ----------------------------------
                                              Name:   Mark J. Plush
                                              Title:  Vice President and Chief
                                                      Financial Officer

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                                  Exhibit Index

Exhibit No.                Description
---------------------      -----------------------------------------------------

10.01 Form of Keithley Instruments, Inc. 2002 & 2009 Stock Incentive Plans Performance Award Agreement.